Exhibit 10.56

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS.  THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE PROMISSORY NOTE

$281,000.00	March 19, 2009

FOR VALUE RECEIVED, ProUroCare Medical Inc., a Nevada corporation (the “Company”), hereby promises to pay to James L. Davis (“Holder”), the principal sum of TWO HUNDRED EIGHTTY-ONE DOLLARS ($281,000.00), together with interest as provided for herein, in lawful currency of the United States of America.

SECTION 1
Terms

Section 1.1     No Interest.  This convertible promissory note bears no interest.

Section 1.2     Maturity.  Subject to the earlier conversion of this Note, the entire outstanding principal amount of this Note, together with the interest accrued on this Note from the date of this Note through the date of payment, shall be payable to the Holder in cash on March 19, 2010 (the “Maturity Date”).

Section 1.3     Optional Conversion.  At anytime or from time to time, at the option of the Holder, all or any portion of the outstanding principal amount of this Note (the “Converted Balance”) may be converted into that number of shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”), as is obtained by dividing the Converted Balance by $0.55 (the “Conversion Price”).

Section 1.4     Optional Prepayment.  Subject to the Holder’s right to have some or all of the principal on this Note converted into Common Stock in accordance with Section 1.3 hereof, the Company may, at its option, without premium or penalty, upon fifteen (15) days prior written notice to the Holder, repay the unpaid principal amount of this Note, at any time in whole or from time to time in part, together with interest accrued thereon to the date of prepayment.  Any such prepayment shall be applied first to the payment of accrued interest and then to repayment of principal.  Upon any partial prepayment of the unpaid principal amount of this Note, the Holder shall make notation on this Note of the portion of the principal so prepaid.

Section 1.5     Subordination.  This Note shall be subordinated in all respects (including right of payment) to all other indebtedness of the Company, now existing or hereafter owing, to banks and other such financial institutions.

Section 1.6     No Fractional Shares or Scrips.  No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note.  In lieu of issuing such fractional shares, the Company shall round up the number of shares to be issued to the nearest whole share.

Section 1.7     No Impairment.  Without limiting or altering the provisions or obligations of the Company under this Note, the Company shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it pursuant to this Note and shall at all times in good faith assist in the observance or performance of any of the terms to be observed or performed by it pursuant to this Note.

Section 1.8     Release of Obligations.  Upon conversion or prepayment of this Note, the Company shall be forever released from all its obligations and liabilities under this Note.

Section 1.9     Adjustment.

(a)                                  Adjustments for Dividends and Distributions.  In the event the Company at any time or from time to time after the date hereof shall make, issue, or fix a record date for the determination of holders of capital stock entitled to receive a dividend or other distribution (including a stock split or subdivision) payable in securities of the Company, then and in such event provisions shall be made so that the Holder shall receive, upon conversion of this Note, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company that the Holder would have received had this Note been converted into Common Stock on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by the Holder as aforesaid during such period, giving application to all adjustments called for during such period under this Note with respect to the rights of the Holder under the Note.

(b)                                 Adjustment for Reclassifications, Exchanges, or Substitutions.  If the Common Stock issuable upon the conversion of this Note shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend, or a reorganization, merger, consolidation, or sale of assets provided for elsewhere), then and in each such event the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which this Note might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(c)                                  Reorganization; Mergers; Consolidations; Sales of Assets.  If at any time or from time to time there shall be a capital reorganization of the Common Stock issuable upon conversion of this Note (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s properties and assets to any other entity, then, as a part of such reorganization, merger, consolidation, or sale, provision shall be made so that the Holder shall thereafter be entitled to receive upon conversion of this Note, the number of shares of capital stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Note with respect to the rights of the Holder after the reorganization, merger, consolidation, or sale to the end that the provisions of this Note shall be applicable after the event as nearly equivalent as may be practicable.

(d)                                 Adjustment for Stock Splits and Combinations.  If the Company at any time or from time to time effects a subdivision of the outstanding capital stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time combines the outstanding shares of capital stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection (d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

SECTION 2
Events of Default

Section 2.1  Events of Default.   The entire outstanding principal amount of this Note, together with all interest accrued thereon (such principal and accrued interest, the “Outstanding Balance”) shall become due and payable without any action on the part of the Holder thereof upon the happening of any of the following events (each, an “Event of Default”):

(a)                                  the Company shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, custodianship, protection, or relief of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, custodian trustee, or other similar official for it or for any substantial part of its property; or

(b)                                 the Company shall default in the due performance or observance of any expressed or implied covenant, agreement or provision of this Note and such default shall have continued uncured for a period of sixty (60) days after written notice thereof to the Company from the Holder.

Section 2.2  Suits for Enforcement.  In case any one or more Events of Default shall have occurred and be continuing, unless such Events of Default shall have been waived in the manner provided in Section 3.5, the Holder may proceed to protect and enforce his rights under this Section 2.2 by suit in equity or action at law.  It is agreed that in the event the Holder prevails in such action, the Holder shall be entitled to receive all reasonable fees, costs and expenses incurred, including without limitation such reasonable fees and expenses of attorneys (whether or not litigation is commenced) and reasonable fees, costs and expenses of appeals.

SECTION 3
Miscellaneous

Section 3.1     Lost, Stolen or Mutilated Notes.  Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and in case of any such loss, theft or destruction, upon delivery of any customary indemnity agreement reasonably satisfactory to the Company, or in any case of any such mutilation, upon surrender and cancellation of this Note, the Company at its expense will issue and deliver a new Note of like tenor in an amount equal to the amount of such lost, stolen or mutilated Note and any such lost, stolen or destroyed Note shall thereupon become void.

Section 3.2     Benefit of Note.  This Note shall be binding upon, and shall inure to the benefit of and be enforceable by, the Holder and his successors and assigns.  All of the covenants and the agreements contained in this Note by or on behalf of the Company are binding on the Company’s successors and assigns, whether by consolidation, merger, transfer or license of all or substantially all of the property of the Company.

Section 3.3     Costs of Collection.  The Company hereby waives presentment for payment, notice of dishonor, protest and notice of protest and, following an Event of Default, the Company shall pay all of the Holder’s costs of collecting or attempting to collect any amount due hereunder, including but not limited to, all reasonable attorneys’ fees and legal expenses.

Section 3.4     Notices.  All notices required under this Note shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail.  Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing).  Notices to the Holder shall be sent to the address of the Holder as set forth in the books and records of the Company on the date hereof (or at such other place as the Holder shall notify the Company hereof in writing).

Section 3.5     Amendment; Waiver.  Any term of this Note may be amended, changed or modified, and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder

Section 3.6     Governing Law and Construction.  This Note shall be construed in accordance with and governed by the laws of the State of Minnesota, without regard to the principles of conflicts of law.  Whenever possible, each provision of this Note and any other statement, instrument or transaction contemplated hereby and valid under such applicable law, but, if any provision of this Note or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or any other statement, instrument or transaction contemplated hereby or relating hereto.

IN WITNESS WHEREOF, the Company has executed this Note as of the date first above written.

PROUROCARE MEDICAL INC.

By:	/s/ Richard C. Carlson
	Name:	Richard C. Carlson
	Title:	CEO